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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Segue Software, Inc. on Form S-8 (File No. 333-09393) of our report dated March 13, 1998, on our audit of the financial statements of SQLBench International, Inc. as of December 31, 1996 and for the period from October 22, 1996 (date of inception) to December 31, 1996, which report is included in this Current Report on Form 8-K/A.


                                                   /s/ COOPERS & LYBRAND L.L.P.
                                                   COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 13, 1998